FOR IMMEDIATE RELEASE
For more information contact:
Dustin Luton, President and Chief Executive Officer
Jean M. Carandang, Chief Financial Officer
(626) 339-9663 x1207

KAISER FEDERAL BANK TO BE RENAMED SIMPLICITY BANK

Covina, CA – October 9, 2012. Kaiser Federal Financial Group, Inc. (the “Company”) (Nasdaq: KFFG), the holding company for Kaiser Federal Bank (the “Bank”), announced effective November 13, 2012, the Bank will be renamed Simplicity Bank.  In addition, the Company will change its name to Simplicity Bancorp, Inc. and its trading symbol to SMPL.

“We are very excited about our new name,” said Dustin Luton, President and Chief Executive Officer.  Luton continued, “We believe this new name aligns well with the core principles we were founded upon - to provide value, personal service and financial well being for our customers and communities.  As Simplicity Bank, we will continue this legacy as we grow and improve to make the banking experience for our customers even easier with more options, better technology, enhanced service capacity, a fresh look and a renewed vision.”

In order to better execute its business strategy, the Company recently completed an extensive market and brand evaluation analysis resulting in the selection of this new name.  The name change is part of the broader business strategy to operate as a community bank serving the financial needs of all customers within its communities. Furthermore, the Company believes the new name will eliminate any confusion that might be experienced by potential customers in its markets, and differentiate the Bank from its competitors to ensure future growth and success. Simplicity Bank will continue to serve Kaiser Permanente employees and their family members as well as being better positioned to serve the needs of all customers within its market footprint.

In conjunction with the name change, the Company is developing an extensive branding campaign which will include signage, branch remodeling, advertising, training and other operating costs.  The capital expenditures related to these activities are estimated at $600,000 in fiscal 2013 which will result in annual depreciation expense of $120,000.  We also expect an increase in advertising and promotional expense in fiscal 2013 in the amount of $650,000 and an increase in other categories of noninterest expense of $180,000 related to these efforts.

Kaiser Federal Financial Group, Inc. is the parent corporation for Kaiser Federal Bank, a federally chartered savings bank headquartered in Covina, California.  The Bank operates three full service branches and five financial service centers in California, as well as a statewide network of 58 ATMs.

Kaiser Federal Financial Group, Inc. stock trades on NASDAQ under the KFFG symbol.  For additional information, visit www.kffg.com or www.kaiserfederal.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; changes in the interest rate environment; demand for loans in Kaiser Federal Bank’s market area; adverse changes in general economic conditions, either nationally or in Kaiser Federal Bank’s market areas; adverse changes within the securities markets; legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiary are engaged; the future earnings and capital levels of Kaiser Federal Bank, which would affect the ability of the Company to pay dividends in accordance with its dividend policies; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.  Actual strategies and results in future periods may differ materially from those currently expected.  We caution readers not to place undue reliance on forward-looking statements. The Company disclaims any obligation to revise or update any forward-looking statements contained in this release to reflect future events or developments.